Exhibit (99)(a)

Wells Fargo & Company

Supplementary Consolidating Financial Information

As of December 31, 2012 and For the Year Ended December 31, 2012

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Report of Independent Registered Public Accounting Firm on Supplementary

Consolidating Information

The Board of Directors

Wells Fargo & Company:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wells Fargo & Company and Subsidiaries as of and for the years ended December 31, 2012, and have issued our report thereon dated February 27, 2013.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements of Wells Fargo & Company and Subsidiaries taken as a whole. The accompanying supplementary consolidating balance sheet information as of December 31, 2012, and related supplementary consolidating income statement information and changes in stockholders’ equity information for the year ended December 31, 2012, is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

(signed) KPMG LLP

San Francisco, California

February 27, 2013

Wells Fargo & Company
Supplementary Consolidating Income Statement Information
	Year ended December 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$288	1,070	1,358
Securities available for sale	7,285	813	8,098
Mortgages held for sale	1,091	734	1,825
Loans held for sale	41	-	41
Loans	32,500	3,982	36,482
Other interest income	1,412	(825)	587

Total interest income	42,617	5,774	48,391

Interest expense
Deposits	1,664	63	1,727
Short-term borrowings	(18)	97	79
Long-term debt	1,042	2,068	3,110
Other interest expense	251	(6)	245

Total interest expense	2,939	2,222	5,161

Net interest income	39,678	3,552	43,230
Provision for credit losses	5,691	1,526	7,217

Net interest income after provision for credit losses	33,987	2,026	36,013

Noninterest income
Service charges on deposit accounts	4,730	(47)	4,683
Trust and investment fees	2,313	9,577	11,890
Card fees	2,711	127	2,838
Other fees	3,827	692	4,519
Mortgage banking	11,733	(95)	11,638
Insurance	40	1,810	1,850
Net gains from trading activities	557	1,150	1,707
Net gains (losses) on debt securities available for sale	(147)	19	(128)
Net gains from equity investments	60	1,425	1,485
Operating leases	563	4	567
Other	3,584	(1,777)	1,807

Total noninterest income	29,971	12,885	42,856

Noninterest expense
Salaries	12,802	1,887	14,689
Commission and incentive compensation	4,333	5,171	9,504
Employee benefits	3,311	1,300	4,611
Equipment	1,948	120	2,068
Net occupancy	2,427	430	2,857
Core deposit and other intangibles	1,593	81	1,674
FDIC and other deposit assessments	1,311	45	1,356
Other	10,959	2,680	13,639

Total noninterest expense	38,684	11,714	50,398

Income before income tax expense	25,274	3,197	28,471
Income tax expense	8,354	749	9,103

Net income before noncontrolling interests	16,920	2,448	19,368
Less: Net income from noncontrolling interests	300	171	471

Net income	$16,620	2,277	18,897

Net income applicable to common stock	$16,620	1,379	17,999

Wells Fargo & Company
Supplementary Consolidating Statement of Comprehensive Income
	Year ended December 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Net income	$16,620	2,277	18,897

Other comprehensive income, net of tax:
Foreign currency translation adjustments	14	(24)	(10)
Securities available for sale	2,601	452	3,053
Derivatives and hedging activities	(233)	32	(201)
Defined benefit plans adjustment	(7)	(388)	(395)

Other comprehensive income, net of tax	2,375	72	2,447
Less: Other comprehensive income from noncontrolling interests	-	4	4

Wells Fargo other comprehensive income, net of tax	2,375	68	2,443

Wells Fargo comprehensive income	18,995	2,345	21,340
Comprehensive income from noncontrolling interests	300	175	475

Total comprehensive income	$19,295	2,520	21,815

Wells Fargo & Company
Supplementary Consolidating Balance Sheet Information
	December 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Assets
Cash and due from banks	$22,460	(600)	21,860
Federal funds sold, securities purchased under resale agreements and other short-term investments	131,827	5,486	137,313
Trading assets	34,637	22,845	57,482
Securities available for sale	203,661	31,538	235,199
Mortgages held for sale	29,881	17,268	47,149
Loans held for sale	110	-	110

Loans	745,960	53,614	799,574
Allowance for loan losses	(14,234)	(2,826)	(17,060)

Net loans	731,726	50,788	782,514

Mortgage servicing rights:
Measured at fair value	11,769	(231)	11,538
Amortized	1,161	(1)	1,160
Premises and equipment, net	7,746	1,682	9,428
Goodwill	21,545	4,092	25,637
Other assets	69,602	23,976	93,578

Total assets	$1,266,125	156,843	1,422,968

Liabilities
Noninterest-bearing deposits	$255,232	32,975	288,207
Interest-bearing deposits	739,207	(24,579)	714,628

Total deposits	994,439	8,396	1,002,835
Short-term borrowings	40,806	16,369	57,175
Accrued expenses and other liabilities	51,379	25,289	76,668
Long-term debt	44,768	82,611	127,379

Total liabilities	1,131,392	132,665	1,264,057

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	12,883	12,883
Common stock	519	8,617	9,136
Additional paid-in capital	101,833	(42,031)	59,802
Retained earnings	24,167	53,512	77,679
Cumulative other comprehensive income (loss)	7,144	(1,494)	5,650
Treasury stock	-	(6,610)	(6,610)
Unearned ESOP shares	-	(986)	(986)

Total stockholders’ equity	133,663	23,891	157,554
Noncontrolling interests	1,070	287	1,357

Total equity	134,733	24,178	158,911

Total liabilities and equity	$1,266,125	156,843	1,422,968

Wells Fargo & Company
Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information
	Year ended December 31, 2012
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Preferred stock
Balance, December 31, 2011	$-	11,431	11,431
Preferred stock issued to ESOP	-	940	940
Preferred stock converted to common shares	-	(888)	(888)
Preferred stock issued	-	1,400	1,400

Balance, December 31, 2012	-	12,883	12,883

Common stock
Balance, December 31, 2011	519	8,412	8,931
Issued/converted	-	205	205

Balance, December 31, 2012	519	8,617	9,136

Additional paid-in capital
Balance, December 31, 2011	99,326	(43,369)	55,957
Business combinations	2,302	(2,302)	-
Capital infusion	205	(205)	-
Noncontrolling interests	-	(16)	(16)
Common stock issued	-	2,326	2,326
Common stock repurchased	-	(50)	(50)
Preferred stock issued to ESOP	-	88	88
Preferred stock released by ESOP	-	(80)	(80)
Preferred stock converted to common shares	-	845	845
Common stock warrants repurchased	-	(1)	(1)
Preferred stock issued	-	(23)	(23)
Common stock dividends	-	55	55
Tax benefit upon exercise of stock options	-	230	230
Stock incentive compensation expense	-	560	560
Net change in deferred compensation and related plans	-	(89)	(89)

Balance, December 31, 2012	101,833	(42,031)	59,802

Retained earnings
Balance, December 31, 2011	18,744	45,641	64,385
Cumulative effect of fair value election for certain residential mortgage servicing rights	2	-	2
Net income	16,620	2,277	18,897
Business combinations	1,051	(1,051)	-
Common stock dividends	(12,250)	7,537	(4,713)
Preferred stock dividends	-	(892)	(892)

Balance, December 31, 2012	24,167	53,512	77,679

Cumulative other comprehensive income
Balance, December 31, 2011	4,769	(1,562)	3,207
Other comprehensive income, net of tax	2,375	68	2,443

Balance, December 31, 2012	7,144	(1,494)	5,650

Treasury stock
Balance, December 31, 2011	-	(2,744)	(2,744)
Common stock repurchased	-	(3,868)	(3,868)
Net change in deferred compensation and related plans	-	2	2

Balance, December 31, 2012	-	(6,610)	(6,610)

Unearned ESOP shares
Balance, December 31, 2011	-	(926)	(926)
Preferred stock issued to ESOP	-	(1,028)	(1,028)
Preferred stock released by ESOP	-	968	968

Balance, December 31, 2012	-	(986)	(986)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2011	123,358	16,883	140,241

Balance, December 31, 2012	133,663	23,891	157,554

Noncontrolling interests
Balance, December 31, 2011	1,133	313	1,446
Net income	300	171	471
Other comprehensive income, net of tax	-	4	4
Noncontrolling interests	(363)	(201)	(564)

Balance, December 31, 2012	1,070	287	1,357

Total stockholders’ equity, December 31, 2012	$134,733	24,178	158,911